UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2017, Sherwin-Williams Coatings S.à r.l. (“SW Luxembourg”), a subsidiary of The Sherwin-Williams Company (the “Company”), as borrower, and the Company, as guarantor, entered into (a) an Assignable Loan Agreement (the “Floating Rate Loan Agreement”) that provides for a floating rate loan in the principal amount of €225.0 million (the “Floating Rate Loan”) with Citibank Europe plc, UK Branch (“Citibank Europe”) and (b) an Assignable Loan Agreement (the “Fixed Rate Loan Agreement” and collectively with the Floating Rate Loan Agreement, the “Loan Agreements”) that provides for a fixed rate loan in the principal amount of €20.0 million (the “Fixed Rate Loan” and collectively with the Floating Rate Loan, the “Loans”) with Citibank Europe.

On August 23, 2017, SW Luxembourg borrowed the full amounts under the Loans, which were assigned by Citibank Europe to a broad range of institutional investors. The Floating Rate Loan bears interest, which is adjusted semi-annually, at the six-month EURIBOR rate plus a margin, payable semi-annually. The Fixed Rate Loan bears interest at an annual rate of 0.919%, payable annually. The Loans are guaranteed on a senior unsecured basis by the Company. Proceeds from the Loans may be used for general corporate purposes, including to repay a portion of outstanding short-term borrowings. The Loans mature on August 23, 2021.

The Loan Agreements contain representations, warranties, covenants and events of default substantially consistent with those contained in the agreements governing the Company’s other senior unsecured debt. The Loan Agreements contain customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, noncompliance with covenants and bankruptcy-related events. If certain of these or other events of default occur, any lender may terminate and accelerate amounts due under the Loan Agreements.

The foregoing description of the Loan Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Floating Rate Loan Agreement and the Fixed Rate Loan Agreement, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Loans is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

4.1	Assignable Loan Agreement, dated August 17, 2017, relating to a Floating Rate Loan by and among Sherwin-Williams Coatings S.à r.l., as Borrower, The Sherwin-Williams Company, as Guarantor, and Citibank Europe plc, UK Branch, as Lender.

4.2	Assignable Loan Agreement, dated August 17, 2017, relating to a Fixed Rate Loan by and among Sherwin-Williams Coatings S.à r.l., as Borrower, The Sherwin-Williams Company, as Guarantor, and Citibank Europe plc, UK Branch, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

Date: August 23, 2017	By:	/s/ Mary L. Garceau
		Name:	Mary L. Garceau
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Assignable Loan Agreement, dated August 17, 2017, relating to a Floating Rate Loan by and among Sherwin-Williams Coatings S.à r.l., as Borrower, The Sherwin-Williams Company, as Guarantor, and Citibank Europe plc, UK Branch, as Lender.

4.2	Assignable Loan Agreement, dated August 17, 2017, relating to a Fixed Rate Loan by and among Sherwin-Williams Coatings S.à r.l., as Borrower, The Sherwin-Williams Company, as Guarantor, and Citibank Europe plc, UK Branch, as Lender.

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